Exhibit 99.1

FOR IMMEDIATE RELEASE	Press Release

Crawford & Company Announces Change in Executive Management

at Garden City Group

ATLANTA (Dec. 8, 2015) – Crawford & Company®, the world’s largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced the expected departure of four members of the executive management team of its Garden City Group, LLC (GCG) operation. GCG is the recognized leader in legal administration for class action settlements, mass tort matters, bankruptcy cases and legal notice programs.

The members of GCG’s executive management team expected to leave are: CEO David Isaac; President Neil Zola; Senior EVP and General Counsel Karen Shaer; and EVP and COO Jennifer Keough. Each of these individuals has an employment contract with the Company, which expires by its terms on December 31, 2015. Until that date, the executives will continue to perform their roles for GCG. Crawford notified each of the four executives of the non-renewal of these employment contracts in August, 2015.

“I would like to thank each of them for their years of dedication and service to the Company,” said Harsha V. Agadi, Crawford interim president and CEO. “We attempted to negotiate an arrangement favorable to both parties for several months now but our efforts have been unsuccessful.”

Agadi went on to say, “Crawford remains committed to GCG and to continuing to deliver both innovative and quality services to its clients, and we do not foresee any disruption in service due to this anticipated change. I have complete confidence in the management team at GCG, who will maintain business as usual while we appoint a new executive management team.”

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Crawford & Company Announces Change in Executive Management at Garden City Group

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The Company expects that the new executive management team will be in place in the very near future.

As a result of the changes in executive management of GCG described above, the Company and its operations could become subject to a number of risks and uncertainties, which could include, among other things, those associated with competition with GCG by one or more former members of management of GCG, the loss of one or more clients of GCG or difficulty in collecting amounts due therefrom, payments that may be required to be made based upon the separation from service to Crawford & Company and its subsidiaries, the sale of Crawford & Company stock by the GCG executive management members who are expected to depart, and overall reductions in the value of Crawford & Company or its subsidiaries as a result of the occurrence of any of the foregoing.

About Crawford®

Based in Atlanta, Ga., Crawford & Company (www.crawfordandcompany.com) is the world’s largest independent provider of claims management solutions to the risk management and insurance industry as well as self-insured entities, with an expansive global network serving clients in more than 70 countries. The Crawford SolutionSM offers comprehensive, integrated claims services, business process outsourcing and consulting services for major product lines including property and casualty claims management, workers compensation claims and medical management, and legal administration. The Company’s shares are traded on the NYSE under the symbols CRDA and CRDA.

For more information, please contact:

Kara Grady, vice president, Corporate Communications

404.300.1901 (office)

404.825.4694 (cell)

Kara_Grady@us.crawco.com

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Crawford & Company Announces Change in Executive Management at Garden City Group

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This press release contains forward-looking statements, which may include statements about the expected future financial condition, results of operations and outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements, many of which are outside of Crawford & Company’s control, involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. These include, among others, risks associated with changes in executive management of Crawford & Company or its subsidiaries as described above. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov or in the Investor Relations section of Crawford & Company’s website at www.crawfordandcompany.com.

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